UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 28, 2008

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2008, the Compensation Committee of the Board of Directors of Monster Worldwide, Inc. (the “Company”) approved and the full Board of Directors of the Company ratified:

•	an amendment (the “Amendment”) to the Company’s 1999 Long-Term Incentive Plan (the “1999 LTIP”), effective as of January 1, 2008, which changed the definition of “Change in Control” in the 1999 LTIP;

•

amendments to all outstanding stock option agreements, restricted stock agreements and restricted stock unit agreements evidencing the grant of awards under the 1999 LTIP, which (i) revised the definition of change in control in such award agreements to be the same as the definition of change in control in the 1999 LTIP, as amended by the Amendment, and (ii) provide that all awards subject to such award agreements will vest and any restrictions will lapse upon a change in control;

•

a cash bonus of $377,778 for Salvatore Iannuzzi, the Company’s President and Chief Executive Officer, for calendar year 2007 (such cash bonus is in addition to the bonus earned by Mr. Iannuzzi under the 1999 LTIP); and

•	a cash bonus of $750,000 in total for Timothy Yates, the Company’s Executive Vice President and Chief Financial Officer, for calendar year 2007.

The foregoing description of: (a) the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as an exhibit and incorporated herein by reference; and (b) the amendments to the award agreements are qualified in their entirety by reference to the forms of award agreements attached hereto as exhibits and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

10.1	Monster Worldwide, Inc. 1999 Long-Term Incentive Plan, as amended as of January 1, 2008.
10.2	Form of Monster Worldwide, Inc. Restricted Stock Agreement.
10.3	Form of Monster Worldwide, Inc. Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	Executive Vice President and Chief
Financial Officer

Date:  March 5, 2008